                                                                   Exhibit 10.14




                           BAKER HUGHES INCORPORATED

                         SUPPLEMENTAL RETIREMENT PLAN
















                       Effective Date: January 1, 1989


                               TABLE OF CONTENTS

ARTICLE                                                                     PAGE
-------                                                                     ----
   I   -   DEFINITIONS AND CONSTRUCTION. . . . . . . . . . . . . . . . .     I-1

  II   -   PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . .    II-1

 III   -   CONTRIBUTIONS AND ALLOCATIONS
           OF INCOME OR LOSS . . . . . . . . . . . . . . . . . . . . . .   III-1

  IV   -   INVESTMENT OF FUNDS . . . . . . . . . . . . . . . . . . . . .    IV-1

   V   -   BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . . . .     V-1

  VI   -   ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . . .    VI-1

 VII   -   ADMINISTRATION OF FUNDS . . . . . . . . . . . . . . . . . . .   VII-1

VIII   -   ADOPTING EMPLOYERS. . . . . . . . . . . . . . . . . . . . . .  VIII-1

  IX   -   DISCONTINUANCE OF CONTRIBUTIONS OR
            TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . .    IX-1

   X   -   NATURE OF THE PLAN. . . . . . . . . . . . . . . . . . . . . .     X-1

  XI   -   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .    XI-1

                                      (i)

                           BAKER HUGHES INCORPORATED

                         SUPPLEMENTAL RETIREMENT PLAN


                            W I T N E S S E T H :

     WHEREAS, BAKER HUGHES INCORPORATED (the "Company") and other employing companies have heretofore adopted the BAKER HUGHES INCORPORATED SUPPLEMENTAL RETIREMENT PLAN, hereinafter referred to as the "Plan," for the benefit of their eligible employees; and

     WHEREAS, the Company desires to restate the Plan and to amend the Plan in several respects, intending thereby to provide an uninterrupted and continuing program of benefits;

     NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of January 1, 1989, except as otherwise indicated herein:

                                      I.

                         DEFINITIONS AND CONSTRUCTION

     1.1 Definitions. The capitalized words or terms used in the Plan and which are not otherwise defined herein shall have the same meanings as such words or terms have in the Baker Hughes Incorporated Thrift Plan, as the same may be amended from time to time. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) Account: An individual account for each Member to which is credited his contributions and the contributions made by the Employer on his behalf and which is credited (or debited) for such account's allocation of net income (or net loss) of the Trust Fund.

(2) Basic Compensation: An amount equal to a Member's "Compensation," as such term is defined under the Thrift Plan.

(3) Benefit Commencement Date: With respect to each Member or beneficiary, the first day of the first period for which such Member's or beneficiary's benefit is payable to him from the Trust Fund.

(4)  Code: The Internal Revenue Code of 1986, as amended.

(5)  Company: Baker Hughes Incorporated.

(6) Compensation: The term "Compensation" shall have the same meaning as is assigned to such term under the Thrift Plan except that a Member's Compensation (A) shall include amounts which he could have received in cash in lieu of contributions made on his behalf by the Employer to this Plan pursuant to Section 3.1 and Section 3.3(a) and (B) shall not be limited to the maximum amount of compensation that can be considered by the Thrift Plan pursuant to section 401(a)(17) of the Code. A Member's Compensation for a Plan Year shall be determined as of the same date his compensation for such year is determined pursuant to the Thrift Plan and, once determined, shall be considered to remain unchanged for such year regardless of job transfers or wage rate changes during such year.

(7)  Directors: The Board of Directors of the Company.

(8)  Effective Date: January 1, 1989, as to this restatement of the Plan.

(9) Eligible Employee: Any individual who is employed by an Employer and who is a participant in the Thrift Plan.

(10) Employer: The Company and any other entity which adopts the Plan pursuant to the provisions of Article VIII.

(11) Excess Compensation: A Member's Excess Compensation for a Plan Year shall be equal to the amount by which his Compensation for such year exceeds the maximum amount of compensation that can be considered by the Thrift Plan for such year pursuant to section 401(a)(17) of the Code.

(12) Fund: A portion of the Trust Fund which is invested in a specified manner.

(13) Limitation: For each Plan Year, the greater of $30,000 or one-fourth of the dollar limitation in effect under section 415(b)(1)(A) of the Code for such year.

(14) Member: Any individual who has met the eligibility requirements for participation in the Plan.

(15) Monthly Excess Compensation: A Member's Monthly Excess Compensation for a Plan Year shall be equal to one-twelfth of his Excess Compensation for such year.

(16) Plan: The Baker Hughes Incorporated Supplemental Retirement Plan, as amended from time to time.

(17) Plan Administrator: The Company, acting through its delegate.

(18) Plan Year: The twelve-consecutive month period commencing January 1 of each year.

(19) Thrift Plan: The Baker Hughes Incorporated Thrift Plan, as amended from time to time.

(20) Trust: The trust established under the Trust Agreement to hold and invest contributions made under the Plan and from which the Plan benefits will be distributed (to the extent permitted under the Trust Agreement).

(21) Trust Agreement: The agreement entered into between the Company and the Trustee establishing the Trust.

(22) Trust Fund: The funds and properties held pursuant to the provisions of the Trust Agreement, together with all income, profits and increments thereto.

(23) Trustee: The trustee or trustees qualified and acting under the Trust Agreement at any time.

(24) Valuation Dates: The last business day of each calendar month and any other interim Valuation Date determined by the Plan Administrator on a nondiscriminatory basis.

     1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the female gender.

     1.3 Headings. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                      II.

                                 PARTICIPATION

     2.1  Eligibility.

          (a) Any Eligible Employee shall become a Member upon the first day of the Plan Year for which the Employer determines that he will have Excess Compensation.

          (b) Any Eligible Employee who does not become a Member pursuant to Paragraph (a) above shall become a Member upon the first day of the calendar month for which the Employer determines that his Annual Additions under the Thrift Plan will equal the Limitation in effect for the Plan Year in which such month occurs.

          (c) Paragraphs (a) and (b) above notwithstanding, an Eligible Employee who was a participant in the Plan on the day prior to the Effective Date shall remain a Member of this restatement thereof as of the Effective Date.

     2.2 Cessation of Active Participation. Notwithstanding any provision herein to the contrary, an Eligible Employee who has become a Member of the Plan shall cease to be an active participant in the Plan immediately upon a change in his employment status which results in him no longer being eligible to receive an allocation of contributions under the Thrift Plan. Such an Eligible Employee shall again become an active participant in the Plan immediately upon becoming eligible to receive an allocation of contributions under the Thrift Plan as a result of a subsequent change in his employment status.

                                     III

                CONTRIBUTIONS AND ALLOCATIONS OF INCOME OR LOSS

     3.1  Member Contributions Attributable to Excess Compensation.

          (a) A Member may elect to defer an integral percentage of from 2% to 10% of his Excess Compensation for a Plan Year by having the Employer contribute the amount so deferred to the Plan. Excess Compensation for a Plan Year not so deferred by such election shall be received by such Member in cash. A Member's election to defer an amount of his Excess Compensation pursuant to this Section shall be made by executing a compensation reduction agreement pursuant to which the Member authorizes the Employer to reduce his Excess Compensation in the elected amount and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. The reduction in a Member's Excess Compensation for a Plan Year pursuant to his election under a compensation reduction agreement shall be effected by Excess Compensation reductions within such Plan Year following the effective date of such agreement.

          (b) A Member's compensation reduction agreement shall become effective as of the January 1 which is on or after the election is executed by the Member and filed with the Employer. A Member's compensation reduction agreement shall remain in force and effect for all periods following the date of its execution until modified or terminated or until such Member terminates his employment. A Member who has elected to defer a portion of his Excess Compensation may change his deferral election percentage (within the percentage limits set forth in Paragraph (a) above), effective as of the first day of any subsequent Plan Year, by executing and delivering to the Employer a new compensation reduction agreement within the time period prescribed by the Plan Administrator.

          (c) A Member may cancel his compensation reduction agreement at any time by executing and delivering to the Employer the form prescribed by the Plan Administrator. Excess Compensation deferrals by a Member who so cancels his compensation reduction agreement shall cease as soon as administratively practicable after the Employer receives such form. A Member who so cancels his compensation reduction agreement may again elect to defer a portion of his Excess Compensation, effective as of the first day of any subsequent Plan Year, by executing and delivering to the Employer a new compensation reduction agreement within the time period prescribed by the Plan Administrator.

     3.2  Employer Contributions Attributable to Excess Compensation.

          (a) For each calendar month, the Employer shall contribute on a Member's behalf an amount which equals 50% of the contributions made pursuant to Section 3.1 on behalf of such Member during such month not in excess of 6% of such Member's Excess Compensation for the payroll periods in such month with respect to which contributions pursuant to Section 3.1 were made.

          (b) For each calendar month, the Employer shall also contribute an additional amount on behalf of each Member who is entitled to an allocation of Employer Base Contributions under the Thrift Plan for such month. The amount of each such monthly contribution shall be a percentage of such Member's Monthly Excess Compensation, if any, with such percentage being equal to the percentage utilized under the Thrift Plan to determine the Member's Employer Base Contribution for such month under such plan.

          (c) For each calendar month, the Employer shall also contribute an additional amount on behalf of each Member who is entitled to an allocation of Employer Supplemental Base Contributions under the Thrift Plan for such month. The amount of each such monthly contribution shall be a percentage of such Member's Monthly Excess Compensation, if any, with such percentage being equal to the percentage utilized under the Thrift Plan to determine the Member's Employer Supplemental Base Contribution for such month under such plan.

     3.3 Contributions for Members Whose Annual Additions under the Thrift Plan Equal the Limitation.

                                      III-1

          (a) For each calendar month in which the Employer determines that a Member's Annual Additions under the Thrift Plan equal the Limitation in effect for the Plan Year in which such month occurs, the Employer shall withhold from such Member's Basic Compensation the amount by which such Member's Cash or Deferred Contributions and/or Voluntary Contributions to the Thrift Plan are reduced solely because such member's Annual Additions under the Thrift Plan equal such Limitation. The amount withheld from a Member's Basic Compensation pursuant to this Paragraph shall be (1) determined based upon the Member's elections in effect at the relevant times under the Thrift Plan with respect to Cash or Deferred Contributions and/or Voluntary Contributions and (2) contributed by the Employer to the Plan on behalf of such Member.

          (b) For each calendar month in which the Employer determines that a Member's Annual Additions under the Thrift Plan equal the Limitation in effect for the Plan Year in which such month occurs, the Employer shall also contribute on such Member's behalf an amount equal to the excess of:

               (1) the amount of Employer contributions which would have been allocated to the accounts of such Member under the Thrift Plan (other than to his Deferred Income Account) for such month if the provisions of the Thrift Plan were administered without regard to the limitations imposed by section 415(c) of the Code on the amount of Annual Additions,

     OVER

               (2) the amount of Employer contributions which were in fact allocated to the accounts of such Member under the Thrift Plan (other than to his Deferred Income Account) for such month.

For purposes of determining the amount of Employer Matching Contributions which would have been allocated to the account of a Member under the Thrift Plan, the contributions to the Plan on a Member's behalf pursuant to Paragraph (a) above shall be deemed to have been made to the Thrift Plan.

     3.4 Payments to Trustee. Contributions under the Plan shall be paid by the Employer directly to the Trustee as soon as practicable. On or about the date of any such payment, the Plan Administrator shall be informed as to the amount of such payment. Contributions made by a Member or on the Member's behalf shall be credited to the Member's Account as received.

     3.5  Allocation of Net Income or Loss.

          (a) As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund assets and the net income (or net loss) of the Trust Fund. The net income (or net loss) of each Fund within the Trust Fund since the next preceding Valuation Date shall be ascertained by the Trustee and shall be determined on the accrual basis of accounting; provided, however, that such net income (or net loss) shall include any net increase or net decrease in

                                     III-2
the value of the assets of each such Fund since the next preceding Valuation Date to the extent not otherwise accrued. As soon as is practicable after each Valuation Date, the Trustee shall deliver to the Plan Administrator a written statement of such determination.

          (b) For purposes of allocations of net income (or net loss) of the Trust Fund, each Member's Account shall be divided into subaccounts to reflect such Member's investment designation in a particular Fund or Funds pursuant to
Article IV. As of each Valuation Date, the Plan Administrator shall adjust the Account of each Member as follows:

               (1) The net income (or net loss) of each Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who had such corresponding subaccounts on the next preceding Valuation Date, and each such corresponding subaccount shall be credited (or debited) with that portion of such net income (or net loss) which the value of each such corresponding subaccount on such next preceding Valuation Date was of the value of all such corresponding subaccounts on such date; provided, however, that the value of such subaccounts as of the next preceding Valuation Date shall be reduced by the amount of any payments made therefrom since the next preceding Valuation Date.

               (2) With respect to each Member whose employment is terminated for any reason, so long as there is any balance in his Account, such Account shall continue to receive allocations pursuant to this Section; provided, however, that the value of such Account as of the next preceding Valuation Date shall be reduced by the amount of any payments made therefrom since the next preceding Valuation Date.

                                      IV.

                              INVESTMENT OF FUNDS

     On the form prescribed by the Plan Administrator, each Member shall designate the manner in which the amounts allocated to his Account shall be invested from among the following options:

OPTION 1 In fixed income or cash investments. Amounts invested under this Option 1 shall be invested and reinvested by the Trustee primarily with a view towards steady and dependable income through investment in savings certificates, savings accounts, certificates of deposit, short-term money market funds or other similar investments, corporate bonds and, or other debt obligations and, or other fixed income securities or assets. Amounts invested under this Option 1 shall be invested as one Fund referred to as the Fixed Fund.

                                     III-3

OPTION 2 In equity investments. Amounts invested under this Option 2 shall be invested and reinvested by the Trustee primarily with a view towards maximum growth and long-term capital appreciation through investment in common stocks and, or related equity securities or other assets. Amounts invested under this Option 2 shall be invested as one Fund referred to as the Investment Fund.

A Member may designate one of such options for all of the contributions to his Account or he may split the investment of the contributions to his Account between such options in 25% increments. No other type of designation will be permitted. If a Member fails to make a designation, then contributions to his Account shall be invested among the Funds in accordance with the Member's investment designation in effect at the time of such failure under the Thrift Plan with respect to contributions being allocated to his accounts maintained under such Plan; provided, however, that if such failure occurs at a time when there is either a greater or lesser number of investment funds maintained under the Thrift Plan than are maintained under the Plan or at a time when the investment funds maintained under the Thrift Plan are not of similar character to the Funds maintained under the Plan, then contributions to his Account shall be invested in the Fixed Fund until such time as the Member designates different investment options as hereinafter provided.

     A Member may change his designated investment option for future contributions as of any January 1 or July 1 in the manner and on the form prescribed by the Plan Administrator. Any such change shall be implemented as soon as administratively practicable.

     A Member may elect, as of any January 1 or July 1 and in the manner and on the form prescribed by the Plan Administrator, to convert his investment designation with respect to the amounts allocated to his Account prior to the effective date of such conversion. Any such conversion shall be implemented as soon as administratively practicable and shall be permitted only while the Member is an active participant in the Thrift Plan.

                                      V.

                                   BENEFITS

     5.1 Amount of Benefit. Upon termination of employment of a Member with the Employer and all Controlled Entities for any reason, the Member, or, in the event of the death of the Member prior to the Member's Benefit Commencement Date, the Member's designated beneficiary, shall be entitled to a benefit equal in value to the balance in the Member's Account as of the Valuation Date next preceding his Benefit Commencement Date. A Member's employment shall not be considered to have terminated at any time when the Employer is making contributions under the Plan on behalf of such Member pursuant to Paragraph (b) of either Section 3.2 or Section 3.3.

     5.2 Time of Payment. Payment of a Member's benefit hereunder shall commence as soon as administratively feasible after the Valuation Date coincident with or next succeeding the date the Member or his beneficiary becomes entitled to a benefit pursuant to Section 5.1.

     5.3 Alternative Forms of Benefit Payments. A Member may elect to receive his benefit payments in any one of the following forms by executing and properly filing an irrevocable written election with the Employer (the form of such written election shall be prescribed by the Plan Administrator) on or before the date he becomes a Member of the Plan:

          (a)  A lump sum, cash payment;

          (b) Annual installment payments for a term certain of either 5, 10 or 15 years payable to the Member or, in the event of such Member's death prior to the end of such term certain, to his designated beneficiary as provided in Section 5.4;

          (c) Subject to the approval of the Plan Administrator, such other form of benefit payment as a Member may elect.

     In the event a Member fails to timely elect the form in which his benefit payments are to be made, such benefit payments shall be in the form of annual installment payments for a term certain of 15 years payable to such Member or, in the event of such Member's death prior to the end of such term certain, to his designated beneficiary as provided in Section 5.4; provided, however, that the Plan Administrator may, in its sole discretion, elect to make such benefit payments in any other form. If a Member dies prior to his Benefit Commencement Date and if the Member failed to timely elect the form in which his benefit payments are to be made, then benefit payments shall be made to the Member's designated beneficiary in the form described in the preceding sentence. If a Member dies prior to his Benefit Commencement Date and if the Member did timely elect the form in which his benefit payments are to be made, then benefit payments shall be made to the Member's designated beneficiary in the form elected by the Member.

     5.4  Designation of Beneficiaries.

          (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Plan Administrator and filing same with the Plan Administrator. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

          (b) If no such designation is on file with the Plan Administrator at the time of the death of the Member or such designation is not effective for any reason as determined by the Plan Administrator, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

               (1) If a Member leaves a surviving spouse, his benefit shall be paid to such surviving spouse;

               (2) If a Member leaves no surviving spouse, his benefit shall be paid to such Member's executor or administrator, or to his heirs at law if there is no administration of such Member's estate.

     5.5 Payment of Benefits. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Members or their beneficiaries, except to the extent the Employer pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Employer. Any benefit payments made to a Member or for his benefit shall be debited to such Member's Account. All benefit payments shall be made in cash to the fullest extent practicable.

     5.6 No Withdrawals or Loans. Members shall not be permitted to make withdrawals from the Plan prior to termination of employment with the Employer and all Controlled Entities. Subsequent to such termination, Members shall be permitted to receive benefits under the Plan only as provided in this Article V. Members shall not at any time be permitted to borrow from the Trust Fund.

     5.7 Unclaimed Benefits. In the case of a benefit payable on behalf of a Member, if the Plan Administrator is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Plan Administrator's determination thereof, such benefit shall be forfeited, held in a suspense account and applied to reduce Employer contributions next coming due. For all Valuation Dates prior to such application, forfeited amounts held in the suspense account shall not participate in allocations of the net income (or net loss) of the Trust Fund. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan by means of an additional Employer contribution.

                                      VI.

                          ADMINISTRATION OF THE PLAN

     6.1 Appointment of Plan Administrator. The general administration of the Plan shall be vested in the Plan Administrator which shall be appointed by the Directors.

     6.2 Resignation and Removal. At any time during its term of office, the Plan Administrator may resign by giving written notice to the Directors, such resignation to become effective upon the appointment of a substitute Plan Administrator or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during its term of office, and for any reason, the Plan Administrator may be removed by the Directors.

     6.3 Records and Procedures. The Plan Administrator shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or beneficiary such records as pertain to that individual's interest in the Plan. The Plan Administrator shall designate the person or persons who shall be authorized to sign for the Plan Administrator and, upon such designation, the signature of such person or persons shall bind the Plan Administrator.

     6.4 Indemnity. To the extent permitted by applicable law, the Company shall indemnify and save harmless the Directors, the Plan Administrator and any individual serving as Trustee against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.

     6.5 Self-Interest of Plan Administrator. No delegate of the Plan Administrator shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a delegate of the Plan Administrator is so disqualified to act, the Directors shall decide the matter in which he is disqualified.

     6.6 Compensation and Bonding. The Plan Administrator shall not receive compensation with respect to its services as Plan Administrator. To the extent required by applicable law, or required by the Company, the Plan Administrator shall furnish bond or security for the performance of their duties hereunder.

     6.7 Plan Administrator Powers and Duties. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

          (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company;

          (b) to construe all terms, provisions, conditions and limitations of the Plan;

          (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

          (d) to employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Plan Administrator may deem necessary or advisable in the proper and efficient administration of the Plan;

          (e) to determine all questions relating to eligibility;

          (f) to determine the amount, manner and time of payment of any benefits and to prescribe procedures to be followed by distributees in obtaining benefits;

          (g) to make a determination as to the right of any person to a benefit under the Plan; and

          (h) to receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements.

     6.8 Employer to Supply Information. The Employer shall supply full and timely information to the Plan Administrator relating to the Compensation of all Members, their ages, their retirement, death or other cause for termination of employment and such other pertinent facts as the Plan Administrator may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Plan Administrator shall be entitled to rely upon the aforesaid information furnished by the Employer.

                                     VII.

                            ADMINISTRATION OF FUNDS

     7.1 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legaL accounting, Trustee fees, expenses of the Plan Administrator and the cost of furnishing any bond or security required of the Plan Administrator, may be paid by the Employer and, if not paid by the Employer, shall be paid by the Trustee from the Trust Fund.

     7.2 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Plan Administrator shall maintain an Account in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.

                                     VIII.

                              ADOPTING EMPLOYERS

     It is contemplated that other corporations, associations, partnerships or proprietorships may adopt this Plan and thereby become Employers. Any such entity, whether or not presently existing, may become a party hereto by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or of the Company; provided, however, that such entity must be a Controlled Entity. The provisions of the Plan shall apply separately and equally to each Employer and its employees in the same manner as is expressly provided for the Company and its employees, except that the power to appoint or otherwise affect the Plan Administrator or the Trustee and the power to amend or terminate the Plan and Trust Agreement shall be exercised by the Company alone. Transfer of employment among Employers shall not be considered a termination of employment hereunder. Any Employer may, by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or the Company, terminate its participation in the Plan. Moreover, the Company may, in its discretion, terminate an Employer's Plan participation at any time.

                                     VII-1

                                      IX.

                DISCONTINUANCE OF CONTRIBUTIONS OR TERMINATION

     9.1 Declaration of Intent. The Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Directors realize that circumstances not now foreseen, or circumstances beyond their control, may make it either impossible or inadvisable for the Employer to continue to make its contributions to the Trustee. Therefore, the Directors shall have the power to discontinue contributions to the Plan, terminate the Plan or partially terminate the Plan at any time hereafter. The Plan Administrator and the Trustee shall be notified of such discontinuance, termination or partial termination.

     9.2 Administration of Plan in Case of Discontinuance of Contributions or Termination.

          (a) Upon discontinuance or termination, any previously unallocated contributions and net income (or net loss) shall be allocated among the Accounts of the Members on such date of discontinuance or termination according to the provisions of Article III, as if such date of discontinuance or termination were a Valuation Date. Thereafter, the net income (or net loss) shall continue to be allocated to the Accounts of the Members until the balances are distributed. In the event of termination, the date of the final distribution shall be treated as a Valuation Date.

          (b) In the case of a total or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the balance of the Account of a Member for whom the Plan is terminated shall be paid to such Member or his designated beneficiary in the manner specified by the Plan Administrator, which may include the payment of a single, lump sum cash payment in full satisfaction of all such Member's or beneficiary's benefits hereunder.

                                      X.

                              NATURE OF THE PLAN

     The Employer intends and desires by the adoption of the Plan to recognize the value to the Employer of the past and present services of employees covered by the Plan and to encourage and assure their continued service with the Employer by making more adequate provision for their future retirement security. The establishment of the Plan is made necessary by certain benefit limitations which are imposed on the Thrift Plan by the Employee Retirement Income Security Act of 1974 and by the Code. The Plan is intended to constitute an unfunded, unsecured promise of the Employer to pay benefits to each Member (or his beneficiary) as herein provided out of the Employer's general assets. Nevertheless, subject to the terms hereof and of the Trust Agreement, the Employer shall transfer money or other property to the Trustee and the Trustee shall pay Plan benefits to Members and their beneficiaries out of the Trust Fund.

     As a means of administering the assets of the Plan, the Employer has adopted the Baker Hughes Incorporated Supplemental Retirement Plan Trust Agreement pursuant to which Mellon Bank, N.A. serves as Trustee as of the Effective Date. The Employer shall remain the owner of all assets in the Trust Fund and the assets shall only be subject to the claims of Employer creditors if the Employer ever goes into bankruptcy, or becomes insolvent. The term "insolvent," as used herein shall mean the Employer's inability to pay, within a reasonable time, its liabilities as they become due. The Director, Employee Benefits of the Employer, the chief executive officer of the Employer and the Board of Directors of the Employer shall have the duty to inform the Trustee, within a reasonable time, if the Employer becomes insolvent or goes into bankruptcy. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Members and hold the assets for the benefit of the Employer's general creditors. If the Trustee receives a written allegation that the Employer is bankrupt or insolvent, the Trustee shall suspend payments to the Members and hold the Trust Fund for the benefit of the Employer's general creditors, and shall determine within thirty days of receipt of such notice whether the Employer is bankrupt or insolvent. If the Trustee determines that the Employer is not bankrupt or insolvent, the Trustee shall resume payments to the Members. No Member or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund prior to the time such assets are paid to such Member or beneficiary as benefits.

                                      XI.

                                 MISCELLANEOUS

     11.1 Not Contract of Employment. The adoption and maintenance of this Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his employment at any time.

     11.2 Alienation of Interest Forbidden. The interest of a Member or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.

     11.3 Amendment. The Company may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers; provided, however, that no amendment may be made that would impair the rights of a Member with respect to amounts already allocated to his Account.

     11.4 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     11.5 Governing Laws. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

EXECUTED effective as of January 1, 1989.


                                          BAKER HUGHES INCORPORATED



                                          By:
                                             ----------------------------------
                                        Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------

                              FIRST AMENDMENT TO
                           BAKER HUGHES INCORPORATED
                         SUPPLEMENTAL RETIREMENT PLAN



     WHEREAS, BAKER HUGHES INCORPORATED (the "Company") and other Employers have heretofore adopted the BAKER HUGHES INCORPORATED SUPPLEMENTAL RETIREMENT PLAN (the "Plan") for the benefit of their eligible employees; and

     WHEREAS, the Company amended and restated the Plan on behalf of itself and the other Employers, effective as of January 1, 1989; and

     WHEREAS, the Company desires to further amend the Plan on behalf of itself and other Employers;

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of April 1, 1993:

     1. The second and third paragraphs of Article IV of the Plan shall be deleted and the following shall be substituted therefor:

          "A Member may change his designated investment option for future contributions as of the first day of any calendar quarter in the manner and on the form prescribed by the Plan Administrator. Any such change shall be implemented as soon as administratively feasible.

          A Member may elect, as of the first day of any calendar quarter and in the manner and on the form prescribed by the Plan Administrator, to convert his investment designation with respect to the amounts allocated to his Account prior to the effective date of such conversion. Any such conversion shall be implemented as soon as administratively feasible and shall be permitted only while the Member is an active participant in the Thrift Plan."

     2.   As amended hereby, the Plan is specifically ratified and reaffirmed.

     IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 18th day of March, 1993.


                                   BAKER HUGHES INCORPORATED



                                   By:     /s/  Thomas Scott Smith
                                        -------------------------------------
                                        Name:  Thomas Scott Smith
                                        Title: Director, Compensation and
                                               Benefits

                              RESOLUTIONS FOR THE
                           BAKER HUGHES INCORPORATED
                           ADMINISTRATIVE COMMITTEE

     RESOLVED, that the First Amendment to Baker Hughes Incorporated Supplemental Retirement Plan, a copy of which is attached and is directed to be marked for identification and filed with the records of Baker Hughes Incorporated (the "Company"), be and the same hereby is approved and adopted; and

     RESOLVED, that the appropriate officers of the Company be and they hereby are authorized and directed to do and perform all such acts and things, to sign such documents or instruments, and to take all other steps as they or any of them may deem necessary, advisable, convenient or proper to effectuate the same and accomplish the purpose of the foregoing.



     DATED this 18th day of March, 1993.


                                         /s/ T. Scott Smith
T. Scott Smith                        ------------------------------------------
Director, Compensation and Benefits

                                         /s/ E. L. Mattson
E. L. Mattson                         ------------------------------------------
Treasurer

                                         /s/ Phil Rice
Phil Rice                             ------------------------------------------
Vice President-Human Resources

                                         /s/ G. S. Finley
G. S. Finley                          ------------------------------------------
Controller

                               SEPTEMBER 2, 1992

                             INFORMATION STATEMENT

                  PURSUANT TO REGULATION SECTION 2520.104-23



1.   Name Address of Employer:

          Baker Hughes Incorporated
          3900 Essex Lane, Suite 1200
          Houston, TX  77027

2.   Employer Identification No.:

          76-0207995

3. The Employer and certain of its subsidiaries and affiliates maintain one plan, the Baker Hughes Incorporated Supplemental Retirement Plan, primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees. As of the date hereof, there are 12 employees participating in the Plan.

      /s/ T. Scott Smith
--------------------------------
T. Scott Smith
Plan Administrator

                                RESOLUTIONS FOR
                                T. SCOTT SMITH
                                AS DELEGATE OF
                           THE BOARD OF DIRECTORS OF
                           BAKER HUGHES INCORPORATED


     RESOLVED, that the restatement of the Baker Hughes Incorporated Supplemental Retirement Plan, a copy of which is attached and is directed to be marked for identification and filed with the records of Baker Hughes Incorporated (the "Company"), be and the same hereby is approved and adopted on behalf of the Company and all other adopting employers, effective as of January 1, 1989; and

     RESOLVED, that the appropriate officers of the Company be and they hereby are authorized and directed to do and perform all such acts and things, to sign such documents or instruments, and to take all other steps as they or any of them may deem necessary, advisable, convenient or proper to effectuate the same and accomplish the purpose of the foregoing, and to acquire and maintain a qualified and exempt status for the Plan under the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended.

     DATED EFFECTIVE AS OF JANUARY 1, 1989.




                                            /s/ T. Scott Smith
                                       -----------------------------
                                       T. Scott Smith